UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)

000-55760		47-3945882
(Commission File Number)		(I.R.S. Employer Identification No.)

30 W 4th Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 834-5110 (Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01. Regulation FD Disclosure.

On August 29, 2022, Mobile Infrastructure Corporation (the “Company), a Maryland corporation, issued a press release announcing the Estimated NAV (as defined below) of the Company. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01 disclosure, including Exhibit 99.1, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, the Company makes no admission as to the materiality of such information.

Item 8.01. Other Events.

Estimated Net Asset Value Per Share

On August 29, 2022, the Board of Directors (the “Board”) of the Company unanimously approved and established an estimated net asset value (the “Estimated NAV”) for the Company’s common stock, $0.0001 par value (the “Common Stock”) per share, of $14.76 per share of Common Stock. The Estimated NAV was based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities and preferred stock, divided by the number of shares of Common Stock outstanding on a fully diluted basis, each calculated as of August 1, 2022 (the “Valuation Date”). The Company is providing the Estimated NAV to assist broker-dealers in connection with their obligations under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2231, with respect to customer account statements. The Company believes that there were no material changes between the Valuation Date and August 29, 2022 that would materially impact the Estimated NAV.

                The objective of the Board in determining the Estimated NAV per share of Common Stock was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Company's management team.

Valuation Summary and Process

                The following is a summary of the valuation methods used on the Company’s assets and liabilities and the results of the valuation.

Real Estate Investments. As of the Valuation Date, the Company had ownership interests in 45 parking assets. The Company engaged CBRE, Inc. (“CBRE”) in April 2022 as an independent third-party appraisal and valuation firm to perform a market appraisal on the Company’s real property assets as of May 31, 2022 (the “Appraisal Date”). In determining the market value of the parking assets, CBRE considered typical approaches to market valuation and utilized the three traditional valuation methods. The Company believes that there were no material changes between the Appraisal Date and the Valuation Date that would materially impact the Estimated NAV. The Company determined, based on the Company’s real property and other assets, the fair value of the Company’s investments in parking assets to be approximately $509,183,000.

Other Assets and Liabilities. The Board then reviewed with the Company’s management team the Company’s other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash and other assets, notes payable and other current liabilities. The Company’s total assets and total liabilities were determined to be approximately $524,364,000 and $(231,328,000), respectively.

Estimated NAV Per Share. The Estimated NAV per share of Common Stock was based upon 16,959,593 shares of the Common Stock outstanding as of August 1, 2022 on a fully diluted basis after giving effect to the redemption, on a one-for-one basis, of the common limited partnership units of the Company’s operating partnership, Mobile Infra Operating Partnership, L.P, held by limited partners. The following table presents how the Estimated NAV per share of Common Stock was determined as of August 1, 2022:

Investments in parking assets, net	$509,183,000
Cash, cash equivalents and restricted cash	12,431,000
Other assets	2,750,000
Total Assets	524,364,000

Notes payable & line of credit	(212,587,000)
Other current liabilities	(18,741,000)
Total Liabilities	(231,328,000)

Preferred Stock	(42,673,000)

Net Asset Value	250,363,000

Number of fully-diluted Common Stock outstanding	16,959,593

Estimated NAV per share	$14.76

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated NAV per share. As with any valuation method, and as noted above, the methods used to determine the Estimated NAV were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The Estimated NAV per share determined by the Board is not a representation, warranty or guarantee that, among other things:

•	a stockholder would be able to realize the Estimated NAV per share if such stockholder attempts to sell his or her shares;
•

a stockholder would ultimately realize distributions per share equal to the Estimated NAV per share upon liquidation of the Company's assets and settlement of the Company's liabilities or if the Company were sold;

•	shares of the Company's Common Stock would trade at the Estimated NAV per share on a national securities exchange;
•	a third party would offer the Estimated NAV per share in an arms-length transaction to purchase all or substantially all of the shares of the Company's Common Stock; or
•

the methods used to determine the Estimated NAV per share would be acceptable to FINRA, the SEC, any state securities regulatory entity or the Department of Labor with respect to their respective requirements.

Further, the Estimated NAV per share was calculated as of a particular moment in time and the value of the Company’s shares of Common Stock will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements regarding the intent, belief or current expectations of the Company, the Board and members of its management team, including with respect to the methodology and assumptions used in determining the Estimated NAV per share, as well as the assumptions on which such statements are based, are generally identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. These risks include, but are not limited to: national and local economic, business and real estate market conditions; the impact on the Company’s business and those of our tenants from epidemics, pandemics or outbreaks of an illness, disease or virus (including the COVID-19 pandemic), including lockdowns and return-to-work trends; the ability to maintain sufficient liquidity and the Company's access to capital markets; the Company's ability to maintain compliance with covenants imposed on the Company by agreements governing the Company's indebtedness; the Company’s loss of REIT status and ability to remediate its loss of REIT status under U.S. federal income tax law; the Company's ability to identify, successfully compete for and complete investment opportunities; and the performance of assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Mobile Infrastructure Corporation, dated August 29, 2022. (Furnished herewith.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

/s/ Stephanie L. Hogue By: Stephanie L. Hogue
Title: President and Chief Financial Officer

Dated: August 29, 2022